EXHIBIT 3.2


                         BANCORP RHODE ISLAND, INC.


                            (a stock corporation
                          organized pursuant to the
                   Rhode Island Business Corporation Act)



                                    _____

                                   BY-LAWS
                                    _____



                           /s/ Margaret D. Farrell
                       ------------------------------
                       Margaret D. Farrell, Secretary

                       As Adopted on February 15, 2000
                           (Amended May 19, 2004)

                         BANCORP RHODE ISLAND, INC.

                             (the "Corporation")

         (a stock corporation organized pursuant to the Rhode Island
                          Business Corporation Act)



                                   BY-LAWS

      These By-Laws are subject to the Articles of Incorporation of the Corporation. References herein to law, the Articles of Incorporation and these By-Laws mean the law, the provisions of the Articles of Incorporation and the By-Laws as from time to time in effect.


                                  ARTICLE I

                                   Offices
                                   -------

      SECTION 1.01. Registered Office. The registered office of the Corporation shall be at 1500 Fleet Center, Providence Rhode Island, or such other location as the Board of Directors of the Corporation (the "Board") may designate, subject to change as authorized by law.

      SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such places both within and without the State of Rhode Island as may from time to time be determined by the Board or as the business of the Corporation may require.


                                 ARTICLE II

                                Shareholders
                                ------------

      SECTION 2.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal executive offices of the Corporation in Rhode Island or at such place either within or without the State of Rhode Island as shall be fixed by the Board and specified in the respective notices or waivers of notice of said meetings.

      SECTION 2.02.  Annual Meetings.

      (a) The annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the principal office of the Corporation in the State of Rhode Island, or such place as shall be fixed by the Board, at 10:00 a.m., local time, on the third Wednesday in May in each year, if not a legal holiday at the place where such meeting is to be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour.

      (b) In respect of the annual meeting for any particular year, the Board may, by resolution, fix a different day, time or place (either within or without the State of Rhode Island) for the annual meeting.

      (c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board shall cause the election to occur at a special meeting to be held as soon thereafter as practicable. At such special meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      SECTION 2.03. Matters to be Considered at Annual Meetings. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall be proper subjects for shareholder action pursuant to the Articles of Incorporation, these By-Laws, or applicable law and shall have been brought before the annual meeting (a) by, or at the direction of, the Board, the Chairman of the Board, or the President or (b) by a shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.03.

      For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal,
(c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

      Nothing contained in this Section 2.03 shall require proxy materials distributed by the management of the Corporation to include any information with respect to shareholder proposals.

      The Board may reject any shareholder proposal not timely made in accordance with the terms of this Section 2.03. If there is an Interested Shareholder (as defined below), any determinations to be made by the Board or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors (as defined below) then in office.

      This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees, but in connection with such reports, no matter shall be acted upon at such annual meeting unless stated and filed as herein provided.

      As used in these By-Laws, the terms "Interested Shareholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Articles of Incorporation. Any determination of beneficial ownership of securities under these By-Laws shall be made in the manner specified in the Articles of Incorporation.

      SECTION 2.04. Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President or by a majority of the Board then in office (provided, however, that if there is an Interested Shareholder, any such call by the Board shall also require the affirmative vote of a majority of the Continuing Directors then in office).

      SECTION 2.05. Notice of Meetings. Except as otherwise required by law, a written notice of each meeting of shareholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote thereat either personally or by depositing it in the United States mail, postage prepaid, and addressed to such shareholder at his address as it appears in the stock transfer books of the Corporation. Such notice shall be given by or at the direction of the President, the Secretary or the officer or persons calling the meeting. Notice of any adjourned session of a meeting of the shareholders shall not be required to be given except when expressly required by law. A written waiver of notice of any meeting of the shareholders signed by the shareholder or shareholders entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of notice of such meeting (including any adjourned sessions thereof). Neither the business to be transacted at, nor the purpose of any meeting of the shareholders or any adjourned session thereof need be specified in the written waiver of notice. Attendance of a shareholder at a meeting or any adjourned session thereof shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 2.06.  Quorum.

      (a) At each meeting of the shareholders, except where otherwise provided by statute, the Articles of Incorporation or these By-Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by a proxy, shall constitute a quorum for the transaction of business.

      (b) In the absence of a quorum a majority in interest of the shareholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such shareholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 2.07.  Voting.

      (a) Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, at every meeting of the shareholders each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation entitled to vote registered in his name on the books of the Corporation:

            (i) on the date fixed pursuant to Section 6.03 of these By-Laws as the record date for the determination of shareholders entitled to vote at such meeting; or

            (ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day on which notice of such meeting is given.

      (b) Neither treasury shares, nor shares held, directly or indirectly, by another corporation if a majority of the shares entitled to vote for the election of directors of such corporation is held by the Corporation, shall be voted at any meeting of shareholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held in a fiduciary capacity.

      (c) Any shareholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such shareholder or by his attorney thereunto authorized, provided, however, that no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Proxies shall be filed with the Secretary at the meeting, or of any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Secretary of the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

      (d) At all meetings of the shareholders, all matters (except where other provision is made by law or by the Articles of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the shareholders entitled to vote thereon, present in person or by proxy at such meeting, a quorum being present. Any election by shareholders shall be determined by a plurality of votes cast, except where a larger vote is required by law, the Articles of Incorporation or these By-Laws. No ballot shall be required for any election unless requested by a shareholder entitled to vote in the election.

      SECTION 2.08. Inspectors. The Chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be shareholders of the Corporation, and any director or officer of the Corporation may be an inspector on the question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspection with strict impartiality and according to the best of his ability.

      SECTION 2.09.  List of Shareholders.

      (a) It shall be the duty of the Secretary or other office of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of the shareholder

      (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

      (c) The stock ledger shall be conclusive evidence as to who are the shareholders entitled to examine the stock ledger and the listing of shareholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

                                 ARTICLE III

                             Board of Directors
                             ------------------

      SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      SECTION 3.02.  Number, Qualification and Term of Office.

      (a) The number of directors of the Corporation which shall constitute the whole Board shall be determined in accordance with the provisions of the Articles of Incorporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      (b) The Board shall be divided into three classes in accordance with the provisions of the Articles of Incorporation, shall be nominated in accordance with the provisions of these By-Laws, and shall be elected and shall serve terms in accordance with the provisions of the Articles of Incorporation and these By-Laws.

      (c) Each director shall have such qualifications as are required by applicable law Directors need not be residents of Rhode Island or shareholders of the Corporation.

      SECTION 3.03. Director Nominations. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board (unless there is an Interested Shareholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required) or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible for election as directors at any annual meeting.

      Nominations, other than those made by, or at the direction of, the Board (or by the Continuing Directors, if required), shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.03. To be timely, a shareholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to proxy regulations promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and
(ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board, any person nominated by, or at the direction of, the Board for election as a director at an annual or special meeting shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee.

      Nothing contained in this Section 3.03 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by shareholders.

      No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.03. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual or special meeting in accordance with the procedures set forth in this Section 3.03 shall be provided for use at such annual or special meeting.

      The Board may reject any nomination by a shareholder that is not timely made in accordance with this Section 3.03 or does not satisfy any requirements of this Section 3.03 in any material respect. If there is an Interested Shareholder, any determinations to be made by the Board or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.

      SECTION 3.04.  Quorum and Manner of Acting.

      (a) Except as otherwise provided by statute or by the Articles of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board.

      (b) In the absence of a quorum at any meeting of the Board such meeting need not be held, or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until quorum shall be present. Notice of any adjourned meeting need not be given.

      SECTION 3.05. Offices, Place of Meeting and Records. The Board may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Rhode Island as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Articles of Incorporation or these By-Laws.

      SECTION 3.06. Annual Meeting. The Board shall meet for the purpose of organization, the election of offices and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board.

      SECTION 3.07. Regular Meetings. A regular meeting of the Board shall be held without other notice than this By-law on the same date and at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders. The Board may provide by resolution, the time, date and place for the holding of regular meetings without other notice than such resolution, provided that notice of the first regular meeting following any such determination shall be given to absent directors. There shall be regular meetings of the Board at a place or places fixed from time to time by the Board.

      Regular meetings of any committee designated by the Board may be held without call or notice at such places within or without the State of Rhode Island and at such times as the Board or committee may from time to time determine.

      SECTION 3.08. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at his residence or at such place of business by telegraph, cable or other available means, at least three days before the day on which the meeting is to be held, or shall be delivered personally or by telephone or facsimile, not later than twenty-four hours before the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the mail, with postage prepaid thereon. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, cable or otherwise, whether before or after such meeting shall be held. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 3.09. Removal of Directors. Any director (including persons elected by directors to fill vacancies in the Board) or the entire Board may be removed at any time, for cause, by either (i) an affirmative vote of the holders of not less than two-thirds of the outstanding shares of voting stock, taking such action at an annual meeting of shareholders, or at a special meeting of shareholders duly called for such purpose, or (ii) the affirmative vote of not less than two-thirds of the directors then in office, unless at the time of such action there shall be an Interested Shareholder, in which case such action shall in addition require the affirmative vote of at least two-thirds of the Continuing Directors then in office. Any or all of the directors may also be removed without cause by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of voting stock, taking such action at an annual meeting of shareholders, or at a special meeting of shareholders duly called for such purpose.

      SECTION 3.10. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, to the Chairman of the Board or the President of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.11. Vacancies. Vacancies and newly created directorships shall be filled only by the affirmative vote of a majority of the Board then in office, although less than a quorum, unless at the time of such action there shall be an Interested Shareholder, in which case such action shall in addition require the affirmative vote of at least two-thirds of the Continuing Directors then in office.

      SECTION 3.12. Compensation. Each director, in consideration of his serving as such, may be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board and its committees, or both, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of his duties ,as the Board shall from time to time determine, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      SECTION 3.13. Action Without a Meeting. Except as may otherwise be provided by the Articles of Incorporation or these By-laws, any action required to be taken at any meeting of the Board, or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed before or after such action by all of the members of the Board or of such committee, as the case may be. Such consent shall have the same effect as a unanimous vote for all purposes, and may be stated as such in any certificate or other document filed with the Secretary of State or retained in the Corporation's records.

      SECTION 3.14. Telephone Meetings. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      SECTION 3.15. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date such dissenting director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                 ARTICLE IV

                                 Committees
                                 ----------

      SECTION 4.01. Board Committees. The Board by resolution passed by a majority of the whole Board, shall elect from its number an Executive Committee, and may from time to time, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more directors of the Corporation, provided that the

Executive Committee shall consist of five or more directors. The Board may delegate to such committees some or all of its powers except those which by law, by the Articles of Incorporation or by these By-laws may not be delegated. Any such committee, to the extent provided in the resolution or in these By-Laws and as permitted by applicable law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation.

      A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

      SECTION 4.02. Alternates. The Board may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of any such designation of alternates the member or members of any committee present at any meeting and not disqualified from acting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member.

      SECTION 4.03. Additional Committees. The Board may from time to time create such additional advisory committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising with the Board and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

      A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any committee at any time to fill vacancies and to discharge any such committee, with or without cause, at any time.


                                  ARTICLE V

                                  Officers
                                  --------

      SECTION 5.01. Number. The officers of the Corporation shall include a Chairman of the Board and one or more Vice Chairmen of the Board (if elected pursuant to Section 5.07), a President, a Treasurer and a Secretary and such other officers, if any, including, without limitation, a Chief Executive Officer, a Chief Operating Officer, and one or more Vice Presidents (the number thereof and variations in title to be determined by the Board), as the Corporation may find necessary for the management of its affairs. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person.

      SECTION 5.02. Election, Qualification and Term of Office. The officers of the Corporation shall first be elected by its subscribers or by the initial Board. Thereafter, each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected annually by the Board and shall hold office until his successors shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided. Each officer and employee of the Corporation required by law to be bonded shall be bonded in such form and in such amount, and with such filings or notices, as may be required by law. Any officer may be required by the Board to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board may determine. The Chairman of the Board and the President may serve and remain as directors. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board may authorize the Corporation to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board from exercising its right to remove any officer at any time in accordance with Section 5.04 hereof.

      SECTION 5.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board may deem necessary, including a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman of the Board or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

      SECTION 5.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board or, except in case of any officer elected by the Board, by any committee or officer upon whom the power of removal may be conferred by the Board (provided, however, that if there is an Interested Shareholder, any such removal shall also require the affirmative vote of a majority of the Continuing Directors then in office).

      SECTION 5.05. Resignation. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other case shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

      SECTION 5.07. Chairman and Vice Chairmen of the Board. The Board may annually elect a Chairman of the Board and one or more Vice Chairmen of the Board (the number thereof and variations in title to be determined by the Board of Directors). The Chairman of the Board and any Vice Chairman shall have the duties and powers specified in these By-Laws and as may be determined by the Board. The Chairman shall, when present, preside at all meetings of the Board and at all meetings of the shareholders. In the absence of the Chairman of the Board, the Vice Chairman or if more than one Vice Chairman has been elected, the most senior Vice

Chairman (determined by title or in order of election) shall, when present, preside at all meetings of the Board of Directors and at all meetings of the shareholders.

      SECTION 5.08. President. Except as the Board shall otherwise determine, the President shall have general supervision and control of the Corporation's business, subject to the control of the Board. If there be no Chairman of the Board or, in the absence of the Chairman of the Board and any Vice Chairman of the Board, the President shall preside at all meetings of the Board and at all meetings of the shareholders and shall have such additional powers and shall perform further duties as may from time to time be assigned to him or her by the Board.

      SECTION 5.09. Treasurer. Except as the Board shall otherwise determine, the Treasurer shall be the Chief Financial Officer of the Corporation and shall be in charge of its funds, and shall have such other duties and powers as may be designated from time to time by the Board or the President.

      Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board, the President or the Treasurer.

      SECTION 5.10. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe or as shall be assigned to him by the President.

      SECTION 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meeting of the shareholders, the Board, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep, or cause to be kept, the list of shareholders as required by Section 2.10, which shall include the post-office addresses of the shareholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or the President.

      Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board, the President or the Secretary.

      SECTION 5.12. Compensation. The compensation of the principal officers of the Corporation shall be fixed from time to time by the Board except that the Board may delegate to any committee of the Board or any officer or officers the power to fix the compensation of any officer, except the President of the Corporation. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                 ARTICLE VI

                              Books and Records
                              -----------------

      SECTION 6.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Rhode Island, as the Board may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any officer or agent designated by the Board.

      SECTION 6.02. Addresses of Shareholders. Each shareholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary of the Corporation or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by telegraph, cable or other available method.

      SECTION 6.03. Record Dates. The Board may fix in advance a date, not exceeding sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

      SECTION 6.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing, elected by the Board upon the recommendation of the Corporation's Audit Committee.


                                 ARTICLE VII

                          Shares and Their Transfer
                          -------------------------

      SECTION 7.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the Chairman of the

Board or the President or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. No certificate shall be issued for any share until such share is fully paid.

      SECTION 7.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      SECTION 7.03. Transfer of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

      It shall be the duty of each shareholder to notify the Corporation of the post office address of such shareholder.

      SECTION 7.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

      SECTION 7.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe.

      SECTION 7.06 Issuance of Capital Stock. The Board shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board may determine, subject to applicable law, including without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.


                                ARTICLE VIII

                                    Seal
                                    ----

      The Board shall have the power to adopt and alter the seal of the Corporation.


                                 ARTICLE IX

                                 Fiscal Year
                                 -----------

      Except as otherwise determined by the Board, the fiscal year of the Corporation shall be the twelve months ended December 31st.


                                  ARTICLE X

                               Indemnification
                               ---------------

      (a) The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the personal representative of any person) who at any time serves or shall have served as a director of the Corporation, and the Board shall be authorized to cause the Corporation to indemnify, in the manner and to the full extent permitted by law, any person (or the personal representative of any person) who at any time serves or shall have served as an officer, employee or agent of the Corporation, against and for any and all claims and liabilities to which he may be or become subject by reason of such service, and any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he (or the personal representative of any person) is or was a director of the Corporation, and the Board shall be authorized to cause the Corporation to indemnify, in the manner and to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified, in the manner and to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the directors, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b).
Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if a quorum cannot be obtained, by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board (in which designation Directors who are parties to such action, suit or proceeding may participate) consisting solely of two or more directors not at the time parties to such action, suit or proceeding, or (3) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (4) by the shareholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in paragraph (d) upon receipt of (1) a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation pursuant to applicable law and (2) an undertaking by or on behalf of the directors, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

      (f) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators.

      (g) The Board may authorize, by a vote of a majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

      (h) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a directors, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefits plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

                                 ARTICLE XI

                        Certain Operating Provisions
                        ----------------------------

      SECTION 11.01. Execution of Contracts. Unless the Board shall otherwise determine, the Chairman of the Board, the President, or the Treasurer may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation and such contract may be attested by the Secretary or any Assistant Secretary. The Board, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 11.02 Conveyances and Foreclosures. Unless otherwise provided by law or the Board, the Chairman of the Board, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, and any Assistant are authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Corporation, whenever authorized by the Board or the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages, and all assignments and transfers of bonds and other securities, and in connection with any of the foregoing said officers are authorized and empowered severally to release or assign the interest of the Corporation in any policy of insurance held by it.

      Unless otherwise provided by law or the Board, in the event of a breach of condition of any mortgage held by the Corporation, the Chairman of the Board, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, and any Assistant Treasurer are authorized and empowered severally, in the name and on behalf of the Corporation, whenever authorized by the Executive Committee or by the Board by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

      SECTION 11.03 Voting of Securities. Unless otherwise provided by the Board, the Chairman of the Board, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other organization, any of whose securities are held by the Corporation.

                                 ARTICLE XII

                                 Amendments
                                 ----------

      These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, in whole or in part only as provided in the Articles of Incorporation.